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                                                                     Exhibit 8.2


        JOR                                                        20 April 2001


                                                                   PRIVATE AND
                                                                   CONFIDENTIAL

Airplanes Limited
2 Grenville Street
St Helier
Jersey JE4 8PX
Channel Islands

Airplanes US Trust
Rodney Square North
Wilmington
Delaware 19890-0001

AIRPLANES GROUP - OFFER TO EXCHANGE SUBCLASS A9 CERTIFICATES DUE MARCH 15, 2019 FOR ANY AND ALL OUTSTANDING SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019 (THE "2001 EXCHANGE REFINANCING ISSUE")

Dear Sirs

We have been asked to provide this Opinion to you in connection with certain tax matters set out in the Registration Statement (as defined below).

1.1    DOCUMENTS EXAMINED

       For the purposes of this Opinion, we have examined the Registration Statement dated 28 March 2001, reference number 333-58608 (the "REGISTRATION STATEMENT"), together with the following documents which were attached as exhibits thereto:


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20 April 2001
Page 3 of 4

       reasonableness of any statements or opinion contained in the Registration Statement other than as to the accuracy of the specific statements of Irish law made in the paragraph of the "Irish Tax Considerations" section headed "Other Irish Taxes", (although in this case our consideration was limited to issues of Irish stamp duty and other documentary taxes and we have not considered, or been requested to consider, issues of any other Irish taxes which might be relevant to the transaction) or any of the other Documents or ensuring that no relevant facts or statements have been omitted therefrom. We have not for the purpose of this Opinion examined any contract, instrument, document or corporate records, except the Documents; and (except as expressly set out herein) we have not made any other enquiries or searches for the purposes of this Opinion.

       This Opinion letter is to be construed in accordance with the laws of Ireland as at the date hereof. Except as otherwise expressly stated herein, the opinions expressed herein are given on the basis of and subject to the foregoing and the matters set out in part 3 (assumptions).

3      ASSUMPTIONS

In considering the Documents and the Registration Statement and in rendering the Opinion, we have without further enquiry assumed:

3.1.1 that the Registration Statement will be filed by Airplanes Limited and Airplanes US Trust in the form reviewed by us;

3.1.2 that such of the Documents as have not been executed as of the date of this opinion letter will be duly executed by the parties thereto in substantially the form of the drafts which are attached as exhibits to the Registration Statement;

3.1.3 that 2001 Exchange Refinancing Certificates and the 2001 Exchange Refinancing Notes will be issued outside Ireland;

3.1.4 that there are no agreements or arrangements in existence or contemplated between the parties (or any of them) to the Documents which have not been disclosed to us and which in any way amend, add to or vary the terms or conditions of the Documents.

4      OPINION

       Having regard to the foregoing we are of the opinion that no stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland will be payable on the creation, initial issue or delivery of the 2001 Exchange Refinancing Notes or the 2001 Exchange Refinancing Certificates.


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20 April 2001
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5      GENERAL

       This opinion speaks of its date and is addressed to, and is solely for the benefit of, the addressees. It may not be relied upon by, or disclosed to, any other person, without our prior written consent.

       We hereby consent to the use of our name, in the form and the context in which it appears in the Registration Statement in the said paragraph entitled "Other Irish Taxes", which is contained in the section of the Registration Statement entitled "Irish Tax Considerations". We also consent to the filing, as an exhibit to the Registration Statement, of this opinion.

Yours faithfully

/s/ McCann FitzGerald


McCann FitzGerald